UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K/A
 Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2005

NITCHES, INC.
(Exact name of registrant as specified in its charter)

California	0-13851	95-2848021

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10280 Camino Santa Fe, San Diego, California 92121
 (Address of principal executive offices)

Registrant’s telephone number: (858) 625-2633

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 425 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

          The disclosure set forth below under Item 2.01 of this Current Report on Form 8-K (this “Report”) is hereby incorporated herein by reference in its entirety.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

          On October 24, 2005, Nitches, Inc. (Nitches) acquired from Haresh Tharani, Victor Lee, Manu Mirchandani, Eitan Haber, and Mahesh Tharani the (“Sellers”) the remaining balance of seventy-two percent (72%) of the issued and outstanding stock of Designer Intimates, Inc., a Delaware corporation (Designer Intimates) which Nitches did not own, resulting in Nitches owning one hundred percent (100%) of Designer Intimates.

          In October 2002, the Company acquired a 28% interest in Designer Intimates, which owns 100% of NAP, Inc., a New York-based intimate apparel company.  Designer Intimates had acquired NAP from its founders and obtained a credit line of approximately $12 million from HSBC which was later assumed by CIT, secured by the inventory and accounts receivable of NAP and the guarantees of shareholders of Designer Intimates.  Nitches guaranteed $3 million of this credit line and this guaranty formed the consideration from Nitches for its 28% ownership interest in Designer Intimates.

          Nitches has reported any income or loss from the ongoing operation of Designer Intimates using the equity method of accounting, whereby Nitches’ 28% interest in Designer Intimates has been reported as a single line item on the Consolidated Statement of Income. Furthermore, Nitches has reported the financial statements of Designer Intimates in the notes to Nitches Consolidated Financial Statements.

          Designer Intimates is a New York City based importer and distributor of women’s sleepwear, robes, loungewear, swimwear and intimate apparel; men’s sleepwear, robes, and loungewear; and infant’s and children’s sleepwear and robes. Designer Intimates owns the brand Anne Lewin, and also sells product under the Argentovivo, Princess Tam Tam, Bacirubati, Derek Rose, Crabtree & Evelyn, Bill Blass, Dockers, and Vasserette brands through licensing or distribution agreements. These products are sold to better departments stores, boutiques, moderate department stores, and national and regional discount department stores and chains.  The company further has private label sales to Disney, Victoria’s Secret, and other select specialty stores.

          The assets of Designer Intimates include finished goods inventory, customer lists, customer orders, trade names, brand licenses, brand distribution agreements, office leases in New York City and Atlanta, and office equipment, furniture and fixtures, all of which Nitches intends to continue to use.

          The aggregate purchase price for the acquisition was $1,800,000. Nitches issued to the Sellers 180,000 restricted shares of its common stock at a value of $5.10 per share and $882,000 of preferred stock.  As a result of this transaction, none of the Sellers will have greater than 10% of the shares outstanding.  None of the Sellers will serve on the board of directors or as officers of Nitches.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
Designer Intimates, Inc. Consolidated Financial Report, August 31, 2005
Designer Intimates, Inc. Consolidated Financial Report, August 31, 2004
Designer Intimates, Inc. Consolidated Financial Report, August 31, 2003

(b)	Pro Forma Financial Information.
Unaudited Pro Forma Consolidated Financial Information
Pro Forma Unaudited Consolidated Balance Sheet as of August 31, 2005
Pro Forma Unaudited Consolidated Statement of Operations for the Year Ended August 31, 2005
Notes to the Unaudited Pro Forma Consolidated Financial Information

(c)	Exhibits.
2.1 Designer Intimates, Inc. Stock Sale and Purchase Agreement dated October 24, 2005

2

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

NITCHES, INC.

Registrant

January 9, 2006	By:	/s/ Steven P. Wyandt

Steven P. Wyandt
As Principal Financial Officer and on behalf of the Registrant

3

DESIGNER INTIMATES, INC.
AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

AUGUST 31, 2005

Berenson LLP, Certified Public Accountants

DESIGNER INTIMATES, INC. AND SUBSIDIARY

TABLE OF CONTENTS

YEAR ENDED AUGUST 31, 2005

Berenson LLP, Certified Public Accountants

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Stockholders
Designer Intimates, Inc. and Subsidiary
Bayonne, NJ

We have audited the accompanying consolidated balance sheet of Designer Intimates, Inc. and Subsidiary as of August 31, 2005, and the related consolidated statements of operations, changes in stockholder’s defciency, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Designer Intimates, Inc. and Subsidiary as of August 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

New York, NY
November 14, 2005

Berenson LLP, Certified Public Accountants   135 West 50th Street, New York, NY 10020 TEL 212.977.6800 FAX 212.245.3808 WEB berenson.com

DESIGNER INTIMATES, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

AUGUST 31, 2005

ASSETS
Current assets:
Cash	$111,377
Due from factor	73,356
Inventories	1,836,458
Prepaid expenses	88,668
Deferred income taxes	100,000

Total current assets	2,209,859

Equipment and leasehold improvements, net	322,429

Other assets:
Goodwill	2,547,878
Other intangible assets subject to amortization	15,500
Deferred income taxes	100,000
Other	47,174

2,710,552

$5,242,840

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities:
Accounts payable	$4,742,847
Income taxes payable	64,571
Accrued expenses and other current liabilities	953,147

Total current liabilities	5,760,565

Stockholders’ deficiency:
Common stock, no par value; 1,000 shares authorized, 300 shares, issued and outstanding	3,000
Additional paid-in capital	500,000
Accumulated deficit	(1,020,725)

(517,725)

$5,242,840

The accompanying notes are an integral part of the consolidated financial statements.

Berenson LLP, Certified Public Accountants

DESIGNER INTIMATES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED AUGUST 31, 2005

Net sales	$45,679,170
Cost of sales	36,253,711

Gross profit	9,425,459
Selling, general and administrative expenses	9,399,245

Income from operations	26,214
Interest expense	254,266

Net loss	$(228,052)

Basic loss per share	$(760)
Diluted loss per share	$(760)
Weighted average number of common shares	300
Number of common shares outstanding at year end	300

The accompanying notes are an integral part of the consolidated financial statements.

Berenson LLP, Certified Public Accountants

DESIGNER INTIMATES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIENCY

YEAR ENDED AUGUST 31, 2005

	Common stock
			Additional paid-in-capital	Accumulated deficit
	Shares	Dollars			Total

Balance, August 31, 2004	300	$3,000	$—	$(792,673)	$(789,673)
Additional paid-in-capital	—	—	500,000	—	500,000
Net loss	—	—	—	(228,052)	(228,052)

Balance, August 31, 2005	300	$3,000	$500,000	$(1,020,725)	$(517,725)

The accompanying notes are an integral part of the consolidated financial statements.

Berenson LLP, Certified Public Accountants

DESIGNER INTIMATES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

YEAR ENDED AUGUST 31, 2005

Cash flows from operating activities:
Net loss	$(228,052)
Adjustments to reconcile net loss to net cash used by operating activities:
Loss on disposal of fxed assets	72,160
Depreciation and amortization of equipment and leasehold improvements	256,029
Amortization of intangible assets	186,000
Changes in operating assets (increase) decrease:
Inventories	3,464,575
Prepaid expenses and other current assets	23,491
Due from factor	(1,907,228)
Other assets	27,971
Changes in liabilities increase (decrease):
Accounts payable	(3,618,307)
Accrued expenses and other current liabilities	(16,744)
(285,469)
Income taxes payable
Net cash used by operating activities:	(2,025,574)
Cash flows from investing activities:
Additional paid-in capital	500,000

Cash flows from financing activities:
Loan payable, factor	1,516,560

Net decrease in cash	(9,014)
Cash, beginning of year	120,391

Cash, end of year	$111,377

Supplemental disclosures of cash flow information:
Net cash paid for:
Income taxes	$285,000
Interest	254,000

The accompanying notes are an integral part of the consolidated financial statements.

Berenson LLP, Certified Public Accountants

DESIGNER INTIMATES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEAR ENDED AUGUST 31, 2005

1.	Nature of business:

The consolidated financial statements include the accounts of Designer Intimates, Inc. and its wholly owned subsidiary, NAP, Inc. (collectively the “Company”). The Company is engaged in the design and importation of women and men’s apparel for sale to select retailers throughout the United States. All significant intercompany accounts, transactions and balances have been eliminated in consolidation.

2.	Business acquisition:

Effective September 30, 2002, Designer Intimates, Inc. acquired all of the outstanding common stock of NAP, Inc. for $11,860,000 utilizing financing from a factor. The fair value of tangible net assets acquired was $7,914,122. The excess of the purchase price over the fair value of tangible net assets acquired of $3,945,878, consisted of goodwill of $2,547,878 and other intangible assets of $1,398,000. In connection with this acquisition, Designer Intimates, Inc. obtained a credit line from a factor that is collateralized by the inventory and accounts receivable of NAP, Inc. and the guarantees of the principal shareholders of Designer Intimates, Inc. On October 3, 2002, Nitches, Inc. (“Nitches”) acquired a 28% interest in Designer Intimates, Inc. Nitches has guaranteed $3,000,000 of the credit line and this guarantee formed the consideration from Nitches for its 28% ownership interest.

3.	Summary of significant accounting policies:

	a.	Principles of consolidation:

The consolidated financial statements include the accounts of Designer Intimates, Inc. and its wholly owned subsidiary, NAP, Inc. All significant inter-company transactions and balances are eliminated in consolidation.

	b.	Financial instruments:

Financial instruments consist of accounts receivable and accounts payable. The carrying amount approximates fair value because of their short maturity.

Berenson LLP, Certified Public Accountants

DESIGNER INTIMATES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEAR ENDED AUGUST 31, 2005

3.	Summary of significant accounting policies: (Continued)

	c.	Inventories:

Inventories, consisting mostly of finished goods, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

	d.	Equipment and leasehold improvements:

Equipment and leasehold improvements are stated at cost, less accumulated depreciation and amortization. Depreciation of equipment and furniture is provided for by the straight-line method over the estimated useful lives of the assets ranging from five to seven years. Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful life of the improvement or the term of the related lease.

	e.	Goodwill:

The Company accounts for goodwill in accordance with Statement of Financial Accounting Standards No. 142. Goodwill is not amortizable over the periods benefited, but instead is subject to periodic testing for impairment. Goodwill is tested for impairment on an annual basis or during the year that an event occurs or circumstances change that would reduce the fair value below its carrying amount.

	f.	Other intangible assets subject to amortization:

Other intangible assets consist of non-competitive agreements, which are being amortized over three years.

	g.	Impairment of long-lived assets:

The Company evaluates the recoverability of long-lived assets, at each balance sheet date, using certain financial indicators such as historical and future ability to generate cash flows from operations. The Company’s policy is to record an impairment loss in the period when it is determined that the carrying amount of the assets may not be recoverable. At August 31, 2005, no long-lived assets were deemed to be impaired.

Berenson LLP, Certified Public Accountants

DESIGNER INTIMATES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEAR ENDED AUGUST 31, 2005

3.	Summary of significant accounting policies: (Continued)

	h.	Income taxes:

Deferred tax assets are recognized for deductible temporary differences, operating loss, tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

	i.	Earnings per share:

The computation of net loss per common share is based on the weighted average number of common shares outstanding plus common share equivalents arising from dilutive stock options, if any. The weighted average number of common shares and common share equivalents outstanding for basic and diluted earnings per share was 300 for fiscal 2005.

	j.	Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting year. Actual results could differ from those estimates.

	k.	Revenue recognition:

The Company recognizes revenue when merchandise is shipped to its customers and title has passed. The Company provides an allowance at the time of shipment for estimated sales returns and allowances.

Berenson LLP, Certified Public Accountants

DESIGNER INTIMATES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEAR ENDED AUGUST 31, 2005

3.	Summary of significant accounting policies: (Continued)

	l.	Concentration of credit risk:

		i.	Cash:

The Company maintains its cash accounts in various commercial banks. Accounts at each bank are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. Cash balances are periodically maintained in amounts in excess of FDIC insured limits.

		ii.	Accounts receivable:

Concentration of credit risk with respect to receivables is limited to a diversified customer base, which is not concentrated in any one geographical area. For the year ended August 31, 2005, sales to two customers approximated 43% of total sales of the Company. At August 31, 2005, one of these customers accounted for approximately 42% of factored receivables. The Company sells substantially all of its receivables to a factor (note 4).

	m.	Shipping and handling costs:

Shipping and handling costs incurred are included in selling, general and administrative expenses. Shipping and handling costs were approximately $154,000 for the year ended August 31, 2005.

	n.	Advertising:

Advertising costs are charged to operations as incurred. Advertising expense for the year ended August 31, 2005 was approximately $125,000.

	o.	Operating segments:

The Company’s products comprise a single operating segment. No significant assets are maintained outside of the United States of America.

Berenson LLP, Certified Public Accountants

DESIGNER INTIMATES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEAR ENDED AUGUST 31, 2005

3.	Summary of significant accounting policies: (Continued)

	p.	Recently issued accounting pronouncements:

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”) which replaces APB Opinion No. 20 Accounting Changes and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28.” SFAS 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principal unless it is not practical. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 and is required to be adopted by the Company in the first quarter of fiscal 2007. Although the Company will continually evaluate its accounting policies, management does not currently believe adoption will have a material impact on the Company’s results of operations, cash flows or financial position.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 153, “Exchanges of Nonmonetary Assets” (SFAS No. 153) which eliminates the exception of nonmonetary exchanges of similar productive assets and replaces it with a general exception of exchanges of nonmonetary assets that do not have commercial substance. SFAS No. 153 will be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June15, 2005. The Company does not believe the adoption will have a material impact on the Company’s results of operations, cash flows or financial position.

4.	Due from factor:

In October 2002, pursuant to a factoring agreement, the Company transferred substantially all of NAP’s accounts receivable to the factor. In addition, starting in October 2002, all of the Company’s accounts receivable have been sold to the factor without recourse as to bad debts, but with recourse as to customer claims. Factor commissions are charged primarily at the rate of .3% of 1% of sales. Amounts advanced by the factor to the Company in anticipating of collection incur interest at the prime rate which was 6.25% at August 31, 2005. The company’s obligation to the factor is collateralized by substantially all of NAP’s assets and is guaranteed by the Company’s principal shareholders (note 2). The initial term of the agreement is through December 31, 2006 and provides for early termination fees.

Berenson LLP, Certified Public Accountants

DESIGNER INTIMATES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEAR ENDED AUGUST 31, 2005

4.	Due from factor: (Continued)

Due from factor at August 31, 2005 is as follows:

Receivables assigned to the factor	$2,694,467
Less:
Advances from the factor	(1,833,872)
Customer credits and claims	(487,239)
Allowance for customer claims	(300,000)

$73,356

5.	Inventories:

Inventories at August 31, 2005 consist of the following:

Warehouse	$173,000
In-transit	1,663,458

$1,836,458

6.	Equipment and leasehold improvements:

Equipment and furniture	$375,585
Leasehold improvements	569,955

945,540
Less: accumulated depreciation	(623,111)

$322,429

Berenson LLP, Certified Public Accountants

DESIGNER INTIMATES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEAR ENDED AUGUST 31, 2005

7.	Other intangible assets:

Other intangible assets subject to amortization consist of the following:

Non-competitive agreements	$558,000
Accumulated amortization August 31, 2005	542,500

$15,500

8.	Income taxes:

	a.	Deferred income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

Deferred tax assets:
Allowances, customer claims	$75,000
Inventory capitalization	25,000
Excess of book over tax depreciation	100,000

$200,000

b.	Income tax rate reconciliation:

Statutory income tax rate	(34.0)%
State income taxes, net of federal benefit	(5.8)
Non-deductible amortization	32.5
Other items	7.3

Effective rate	0.0%

Berenson LLP, Certified Public Accountants

DESIGNER INTIMATES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEAR ENDED AUGUST 31, 2005

9.	Accrued expenses and other current liabilities:

Accrued expenses and other current liabilities at August 31, 2005 are comprised of the following:

Management fees	$330,000
Insurance	133,074
Professional fees	98,589
Royalties	71,544
Other	319,940

$953,147

10.	Retirement Plan:

The Company has a Profit Sharing/401(k) Plan. Substantially all employees are eligible to participate in the plan once they have attained one year of service, as defined. Participants may make elective contributions, as provided. The Company provides discretionary contributions on behalf of all participants. The Company contributed approximately $27,000 for the year ended August 31, 2005.

11.	Related party transactions:

	a.	Management fees:

For the year ended August 31, 2005, the Company was charged by Nitches (note 2) approximately $180,000 for management fees and expenses, which are included in selling, general and administrative expenses.

	b.	Lease:

The Company rents its warehouse facilities from a related party on a month-to-month basis. Rent expense on this lease was approximately $413,000 for the year ended August 31, 2005.

Management believes related party transactions are at arm’s length and equal to the prevailing market value for the services provided.

Berenson LLP, Certified Public Accountants

DESIGNER INTIMATES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEAR ENDED AUGUST 31, 2005

12.	Commitments and contingencies:

	a.	Lease:

The Company leases office facilities under a noncancellable operating lease agreement.

Approximate future minimum lease payments under the agreement are as follows:

Year ending August 31,	2006	$325,000
	2007	163,000

		$488,000

The lease agreement contains provisions for additional rent based upon increases in the operating costs of the premises and the Consumer Price Index.

Total rent expense under the lease agreement for the year ended August 31, 2005 amounted to approximately $510,000.

b.	Licensing agreements:

The Company has entered into several licensing agreements through which it has obtained the right to use the licensors’ trademarks or names in connection with the design and implementation of women and men’s apparel. The agreements expire on various dates through December 2009, with some offering renewals contingent on terms specifed in the agreements.

Guaranteed minimum payments are as follows:

Year ending August 31,	2006	$95,000
	2007	70,000
	2008	20,000
	2009	20,000

Berenson LLP, Certified Public Accountants

DESIGNER INTIMATES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEAR ENDED AUGUST 31, 2005

12.	Commitments and contingencies: (Continued)

	c.	Letters of credit:

At August 31, 2005, the Company had outstanding letters of credit of approximately $2,400,000.

13.	Quarterly results of operations (Unaudited):

The following is a summary of the quarterly results of operations for the year ended August 31, 2005:

	Three months ended

	November 30	February 28	May 31	August 31

	(in thousands, except per share amounts)
Fiscal 2005:
Net sales	$23,312	$9,347	$7,383	$5,637
Gross profit	4,530	2,262	1,790	843
Net income (loss)	568	(306)	(234)	(256)
Net income (loss) per common share	1,893	(1,020)	(780)	(853)

14.	Subsequent event:

On October 24, 2005, Nitches acquired the remaining seventy-two percent (72%) of the issued and outstanding stock of which it did not own, resulting in Nitches owning one hundred percent (100%) of the Company. The aggregate purchase price for the acquisition was $1,800,000. Nitches issued to the stockholders of the Company 180,000 restricted shares of its common stock at a value of $5.10 per share and $882,000 of preferred stock. The assets of the Company include finished goods inventory, customer lists, customer orders, trade names, brand licenses, brand distribution agreements, office leases in New York City and Atlanta, and office equipment, furniture and fixtures, all of which Nitches intends to continue to use.

Berenson LLP, Certified Public Accountants

Designer Intimates, Inc.

Consolidated Financial Report

August 31, 2004

McGladrey & Pullen

Certified Public Accounts

Independent Auditor’s Report

To the Board of Directors and Stockholders
Designer Intimates, Inc.

We have audited the accompanying consolidated balance sheet of Designer Intimates, Inc. and its Subsidiary as of August 31, 2004, and the related consolidated statements of income, accumulated deficit and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance abut whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Designer Intimates, Inc. and Subsidiary as of August 31, 2004, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

McGladrey & Pullen, LLP

New York, New York
November 8, 2004

Designer Intimates, Inc.

Consolidated Balance Sheet
August 31, 2004

ASSETS
Current Assets:
Cash	$120,391
Inventories	5,301,033
Prepaid expenses	87,159
Deferred Income taxes	125,000

Total current assets	5,633,583

Equipment and Leasehold Improvements, at cost:
Equipment and furniture	636,710
Leasehold improvements	569,955

1,206,665
Less: Accumulated depreciation and amortization	556,047

650,618

Other Assets:
Goodwill	2,547,878
Other intangible assets subject to amortization	201,500
Deferred income taxes	75,000
Other	100,145

2,924,523

$9,208,724

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Due to factor	$317,312
Accounts payable	8,361,154
Income taxes payable	350,040
Accrued expenses and other current liabilities	969,891

Total current liabilities	9,998,397

Stockholders’ Deficit:
Common stock, no par value:
1,000 shares authorized
300 shares, issued and outstanding	3,000
Accumulated deficit (beginning October 1, 2002)	(792,673)

Total shareholders’ deficit	(789,673)

$9,208,724

See notes to consolidated financial statements.

Designer Intimates, Inc.

Consolidated Statement of Income
Year Ended August 31, 2004

Net Sales	$68,278,151
Cost and Expenses:
Cost of Sales	53,463,542
Selling, general and administrative expenses	14,329,164

67,792,706

Income from operations	485,445
Interest expense	236,191

Income before income taxes	249,254
Provision for income taxes	200,000

Net income	$49,254

See notes to consolidated financial statements.

Designer Intimates, Inc.

Consolidated Statement of Accumulated Deficit
Year Ended August 31, 2004

Balance, beginning	$(841,927)
Net income	49,254

Balance, end	$(792,673)

See notes to consolidated financial statements.

Designer Intimates, Inc.

Notes To Consolidated Financial Statements

Cash Flows from Operating Activities:
Net income	$49,254
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of equipment and leasehold improvements	298,561
Amortization of intangible assets	186,000
Changes in operating assets and liabilities:
(Increase) decrease in:
Inventories	3,437,381
Prepaid expenses and other current assets	(50,559)
Other assets	(5,555)
Increase (decrease) in:
Accounts payable	(1,982,582)
Accrued expenses and other current liabilities	(199,514)
Due to factor	728,504
Income taxes payable	773,117

Net cash provided by operating activities	3,234,607
Cash Flows (Used in) Investing Activities:
Acquisition of equipment and leasehold improvements	(47,246)
Cash Flows (Used in) Financing Activities:
Payment of loan	(3,198,542)

Net (decrease) in cash	(11,181)
Cash:
Beginning	131,572

Ending	$120,391

Supplemental Disclosures of Cash Flow information:
Net cash (received from)/paid for:
Income taxes	$(573,000)

Interest	$236,000

See notes to consolidated financial statements.

Designer Intimates, Inc.

Notes To Consolidated Financial Statements

Note 1.     Significant Accounting Policies

Acquisition:  Effective September 30, 2002, Designer Intimates, Inc. acquired all of the outstanding common stock of Nap, Inc. for $11,860,000 utilizing financing from a factor.  The fair value of tangible net assets acquired was $7,914,122.  The excess of the purchase price over the fair value of tangible net assets acquired of $3,945,878, consisted of goodwill of $2,547,878 and other intangible assets of $1,398,000.  In connection with this acquisition, Designer Intimates, Inc. obtained a credit line from a factor that is collateralized by the Inventory and accounts receivable of NAP, Inc. and the guarantees of the principal shareholders of Designer Intimates, Inc.  On October 3, 2002, Nitches, Inc. acquired a 28% interest in Designer Intimates, Inc.  Nitches has guaranteed $3 million of the credit line and this guarantee formed the consideration from Nitches for its 28% ownership interest.

Principal Business Activities:  The consolidated financial statements include the accounts of Designer Intimates, Inc. and its wholly-owned subsidiary, NAP, Inc. (collectively the “Company”).  The Company is engaged in the design and importation of women and men’s apparel for sale to select retailers throughout the United States.  All significant intercompany accounts, transactions and balances have been eliminated in consolidation.

Revenue Recognition:  The Company recognizes revenue when merchandise is shipped to its customers.  The Company provides an allowance at the time of shipment for estimated sales returns and allowances.

Inventories:  Inventories are stated at the lower of cost or market; cost is determined using the first-in, first-out method.

Equipment and Leasehold Improvements:  Equipment and leasehold improvements are stated at cost, less accumulated depreciation and amortization.  Depreciation of equipment and furniture is provided for by the straight-line method over the estimated useful lives of the assets ranging from five to seven years.  Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful life of the improvement or the term of the related lease.

Repairs and maintenance expenditures that do not extend the useful lives of the related assets are expensed as incurred.

Goodwill:  The Company accounts for goodwill in accordance with Statements of Financial Accounting Standards No. 141 and No. 142.  Goodwill is not amortizable over the periods benefited, but instead is subject to periodic testing for impairment.  Goodwill is tested for impairment on an annual basis or during the year that an event occurs or circumstances change that would reduce the fair value below its carrying amount.

Other Intangible Assets Subject to Amortization:  Other intangible assets consist of customer production backlog and non-compete agreements, which are being amortized over two months and three years, respectively.

Designer Intimates, Inc.

Notes To Consolidated Financial Statements

Note 1.     Significant Accounting Policies (continued)

Impairment of Long-Lived Assets:  The Company evaluates the recoverability of long-lived assets, at each balance sheet date, using certain financial indicators such as historical and future ability to generate cash flows from operations.  The Company’s policy is to record an impairment loss in the period when it is determined that the carrying amount of the asset may not be recoverable.  At August 31, 2004, no long-lived assets were deemed to be impaired.

Income Taxes:  Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Use of Estimates:  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Note 2.     Due To Factor

In October 2002, pursuant to a factoring agreement, the Company transferred substantially all of NAP’s accounts receivable to the factor.  In addition, starting in October 2002, all of the Company’s accounts receivable have been sold to the factor without recourse as to bad debts, but with recourse as to customer claims.  Factor commissions are charged primarily at the rate of .3 of 1% of sales.  Amounts advanced by the factor to the Company in anticipation of collection incur interest at the prime rate which was 4.25% at August 31, 2004.  The Company’s obligation to the factor is collateralized by substantially all of NAP’s assets and is guaranteed by the Company’s principal shareholders (see Note 1).  The initial term of the agreement is through December 31, 2006 and provides for early termination fees.

Designer Intimates, Inc.

Notes To Consolidated Financial Statements

Due to factor at August 31, 2004 is as follows:

Receivables	$4,160,178
Less: Advances - factor	(3,804,071)
Customer credits and claims	(373,419)
Allowance for customer claims	(300,000)

$(317,312)

Note 3.     Inventories

Inventories at August 31, 2004 consist of the following:

Work-in-progress	$836,913
Finished goods	4,464,120

$5,301,033

In-transit inventories (included herein) were approximately $2,668,000.

Designer Intimates, Inc.

Notes To Consolidated Financial Statements

Note 4.     Other Intangible Assets

Other intangible assets subject to amortization consist of the following:

Non-competition agreements (a)	$558,000
Accumulated amortization August 31, 2004	356,500

$202,500

(a)	The agreements are with former shareholders. They are being amortized by the straight-line method over the three-year restriction period which ends September 30, 2005.

Note 5.     Loan Payable - Other

In August 2003, the Company received a loan ($3,198,542) from a third party.  The loan was without interest and specified repayment terms.  The loan was paid during the year ended August 31, 2004.

Note 6.     Accrued Expenses And Other Current Liabilities

Accrued expenses and other current liabilities at August 31, 2004 are comprised of the following:

Fringe benefits	$131,382
Sample prints	242,153
Professional fees	179,683
Other	416,673

$969,891

Designer Intimates, Inc.

Notes To Consolidated Financial Statements

Note 7.     Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Significant components of the Company’s deferred tax assets are as follows:

Deferred tax assets:
Allowances - customer claims	$75,000
Capitalization of expenses (Unicap)	50,000
Excess of book over tax depreciation	75,000

$200,000

Significant components of the provision for income taxes are as follows:

Current:
Federal	$125,000
State and local	75,000

200,000
Deferred:
Federal	—

$200,000

The difference between the statutory tax rate and the effective tax rate results primarily from state and local taxes and certain nondeductible expenditures, including amortization of intangibles of $186,000.

Note 8.     Concentration Of Credit Risk And Operating Segments

Financial instruments that potentially subject the Company to concentration of credit risk include cash and receivables arising from its normal business activities.  At August 31, 2004 all of the Company’s cash was in demand deposits primarily at two financial institutions.  The Company had no cash equivalents.  Sales to three customers represent 63% of net sales for the year ended August 31, 2004.  As of August 31, 2004 two customers represented 57% of factored receivables.  Substantially all receivables are from one factor (see Note 2).

The Company’s products comprise a single operating segment.  No significant assets are maintained outside of the United States of America.

Note 9.     Retirement Plan

The Company has a Profit Sharing/401(k) plan.  Substantially all employees are eligible to participate in the plan once they have attained one year of service, as defined.  Participants may make elective contributions, as provided.  The Company provides discretionary contributions on behalf of all participants.  The Company contributed approximately $101,000 for the year ended August 31, 2004.

Designer Intimates, Inc.

Notes To Consolidated Financial Statements

Note 10.     Related Party Transactions

For the year ended August 31, 2004, the Company was charged by Nitches (see Note 1) approximately $165,000 for fees and expenses, which are included in selling, general and administrative expanses.

Note 11.     Commitments and Contingencies

Leases:  The Company leases a warehouse and office facilities under noncancellable operating lease agreements.

Total rent expense under the lease agreements for the year ended August 31, 2004 amounted to approximately $1,011,000.

Approximate future minimum lease payments under the agreements are as follows:

Year Ending August 31,

2005	$710,000
2006	490,000
2007	163,000

$1,363,000

Certain of the agreements contain provisions for additional rent based upon increases in the operating costs of the premises and the Consumer Price Index.

Contingencies:  At August 31, 2004, the Company had outstanding letters of credit of $5,162,000.

Designer Intimates, Inc.

Consolidated Financial Report

August 31, 2003

McGladrey & Pullen

Certified Public Accounts

Independent Auditor’s Report

To the Board of Directors and Stockholders
Designer Intimates, Inc.

We have audited the accompanying consolidated balance sheet of Designer Intimates, Inc. and its Subsidiary as of August 31, 2003, and the related consolidated statements of income, accumulated deficit and cash flows for the eleven months then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material aspects, the consolidated financial position of Designer Intimates, Inc. and Subsidiary as of August 31, 2003, and the results of their operations and their cash flows for the eleven months then ended in conformity with accounting principles generally accepted in the United States of America.

McGladrey & Pullen, LLP

New York, New York
October 30, 2003

1

Designer Intimates, Inc.

Consolidated Balance Sheet
August 31, 2003

ASSETS
Current Assets:
Cash	$131,572
Due from factor	411,192
Inventories	8,738,414
Prepaid expenses	36,600
Income taxes receivable	423,077
Deferred income taxes	200,000

Total current assets	9,940,855

Equipment and Leasehold Improvements, at cost
Equipment and furniture	604,315
Leasehold improvements	555,104

1,159,419
Less: Accumulated depreciation and amortization	257,488

901,933

Other Assets:
Goodwill	2,547,878
Other intangible assets subject to amortization	387,500
Other	94,590

3,029,968

$13,872,758

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Loan payable – other	$3,198,542
Accounts payable	10,543,736
Accrued expenses and other current liabilities	969,405

Total current liabilities	14,711,683

Stockholders’ Deficit:
Common stock, no par value:
1,000 shares authorized
300 shares, issued and outstanding	3,000
Accumulated deficit (beginning October 1, 2002)	(841,927)

Total stockholders’ deficit	(838,927)

$13,872,756

See notes to consolidated financial statements.

2

Designer Intimates, Inc.

Consolidated Statement of Income
Eleven Months Ended August 31, 2003

Net Sales	$69,218,187

Cost and Expenses:
Cost of Sales	54,931,772
Selling, general and administrative expenses	14,681,371

69,613,143

(Loss) from operations	(394,956)
Internet expense	276,971

(Loss) before income taxes	(671,927)
Provision for income taxes	170,000

Net (loss)	(841,927)

3

Designer Intimates, Inc.

Consolidated Statement of Accumulated Deficit
Eleven Months Ended August 31, 2003

Balance, beginning	$
Net (loss)		(841,927)

Balance, end		$(841,927)

4

Designer Intimates, Inc.

Consolidated Statement of Cash Flows
Eleven Months Ended August 31, 2003

Cash Flows From Operating Activities:
Net (loss)	$(841,927)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Depreciation and amortization of equipment and leasehold improvements	257,486
Amortization of intangible assets	1,010,500
Deferred income taxes	130,000
Changes in operating assets and liabilities:
(Increase) decrease in:
Due from factor	1,011,124
Inventories	471,694
Prepaid expenses and other current assets	(23,720)
Income taxes	(733,467)
Other assets	44,407
Increase (decrease) in:
Accounts payable	439,618
Accrued expenses and other current liabilities	(961,868)

Net cash provided by operating activities	804,047

Cash (Used in) Investing Activities:
Acquisition of equipment and leasehold improvements	(241,053)

Cash Flows From Financing Activities:
Payment of loan - bank	(4,500,000)
Proceeds from loan - other	3,198,542

Net cash (used in) financing activities	(1,301,458)

Net (decrease) in cash	(738,464)
Cash:
Beginning	870,036

Ending	$131,572

Supplemental Disclosures of Cash Flow Information:
Cash paid for:
Income taxes
$803,000

Interest	$277,000

See notes to consolidated financial statements.

5

Designer Intimates, Inc.

Notes to Consolidated Financial Statements

Note 1.     Significant Accounting Policies

Acquisition:  Effective September 30, 2002, Designer Intimates, Inc. acquired all of the outstanding common stock of Nap, Inc. for $11,860,000 utilizing financing from a factor.  The fair value of tangible net assets acquired was $7,914,122.  The excess of the purchase price over the fair value of tangible net assets acquired of $3,945,878, consisted of goodwill of $2,547,878 and other intangible assets of $1,398,000.  In connection with this acquisition, Designer Intimates, Inc. obtained a credit line from a factor that is collateralized by the inventory and accounts receivable of NAP, Inc. and the guarantees of the principal shareholders of Designer Intimates, Inc.  On October 3, 2002, Nitches, Inc. acquired a 28% interest in Designer Intimates, Inc.  Nitches has guaranteed $3 million of the credit line and this guarantee formed the consideration from Nitches for its 28% ownership interest.

Principal Business Activity:  The consolidated financial statements include the accounts of Designer Intimates, Inc. and its wholly-owned subsidiary, NAP, Inc. (the “Company”).  The Company is engaged in the design and importation of women and men’s apparel for sale to select retailers throughout the United States.  All significant intercompany accounts, transactions and balances have been eliminated in consolidation.

Revenue Recognition:  The Company recognizes revenue when merchandise is shipped to its customers.  The Company provides an allowance at the time of shipment for estimated sales returns and allowances.

Inventories:  Inventories are stated at the lower of cost or market; cost is determined using the first-in, first-out method.

Equipment and Leasehold Improvements:  Equipment and leasehold improvements are stated at cost, less accumulated depreciation and amortization.  Depreciation of equipment and furniture is provided for by the straight-line method over the estimated useful lives of the assets ranging from five to seven years.  Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful life of the improvement or the term of the related lease.

Repairs and maintenance expenditures that do not extend the useful lives of the related assets are expensed as incurred.

Goodwill:  The Company accounts for goodwill in accordance with Statements of Financial Accounting Standards No. 141 and No. 142.  Goodwill is not amortizable over the periods benefited, but instead is subject to periodic testing for impairment.  Goodwill is tested for impairment on an annual basis or during the year that an event occurs or circumstances change that would reduce the fair value below its carrying amount.

Other Intangible Assets Subject to Amortization:  Other intangible assets of customer production backlog and non-compete agreements, which are being amortized over two months and three years, respectively.

6

Impairment of Long-Lived Assets:  The Company evaluates the recoverability of long-lived assets, at each balance sheet date, using certain financial indicators such as historical and future ability to generate cash flows from operations.  The Company’s policy is to record an impairment loss in the period when it is determined that the carrying amount of the asset may not be recoverable.  At August 31, 2003, no long-lived assets were deemed to be impaired.

Income Taxes:  Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Use of Estimates:  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Note 2.     Due From Factor

In October 2002, pursuant to a factoring agreement, the Company transferred substantially all of NAP’s accounts receivable to the factor.  In addition, starting in October 2002, all of the Company’s accounts receivable have been sold to the factor without recourse as to bad debts, but with recourse as to customer claims.  Factor commissions are charged primarily at the rate of .3 of 1% of sales.  Amounts advanced by the factor to the Company in anticipation of collection incur interest at the prime rate which was 4% at August 31, 2003.  The Company’s obligation to the factor is collateralized by substantially all of NAP’s assets and is guaranteed by the Company’s principal shareholders (see Note 1).  The initial term of the agreement is through December 31, 2006 and provides for early termination fees.

Due from factor at August 31, 2003 is as follows:

Receivables	$7,037,869
Less: Advances - factor	(6,226,677)
Allowances - customer claims	(400,000)

$411,192

Note 3.     Inventories

Inventories at August 31, 2003 consist of the following:

Work-in-progress	$815,415
Finished goods	7,922,999

$8,738,414

7

In-transit inventories (included herein) were approximately $2,668,000.

Note 4.     Other Intangible Assets

	Net Carrying Value September 30, 2002	Amortization Eleven Months Ended August 31, 2003	Net Carrying Value August 31, 2003

Customer production backlog (a)	$840,000	$840,000	$—
Non-competition agreements (b)	558,000	170,500	387,500

	$1,398,000	$1,010,500	$387,500

Other intangible assets subject to amortization consist of the following:

(a)	Customer production backlog is the value ascribed to the unshipped customer orders at September 30, 2002 and was fully amortized by November 30, 2002.

(b)	The agreements are with former shareholders and are being amortized by the straight-line method over the three-year restriction period.

Note 5.     Loan Payable - Other

In August 2003, the Company received a loan ($3,198,542) from a third party.  The loan is without interest and has no specified repayment terms.

Note 6.     Accrued Expenses And Other Current Liabilities

Accrued expenses and other current liabilities at August 31, 2003 are comprised of the following:

Fringe benefits	$121,968
Sample prints	336,805
Other	510,632

$969,405

Note 7.     Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Significant components of the Company’s deferred tax assets are as follows:

Deferred tax assets:
Allowances - customer claims	$110,000
Capitalization of expenses (Unicap)	90,000

$200,000

8

Significant components of the provision for income taxes are as follows:

Current:
Federal	$20,000
State and local	20,000

40,000
Deferred:
Federal	130,000

$170,000

The difference between the statutory tax rate and the effective tax rate results primarily from state and local taxes and certain nondeductible expenditures, including amortization of intangibles of $1,010,500.

Note 8.     Concentration Of Credit Risk And Operating Segments

Financial instruments that potentially subject the Company to concentration of credit risk include cash and receivables arising from its normal business activities.  At August 31, 2003 all of the Company’s cash were demand deposits primarily at two financial institutions.  The Company had no cash equivalents.  Sales to three customers represent 66% of net sales for the eleven months ended August 31, 2003 and 45% of the receivables factored as of August 31, 2003.

The Company’s products comprise a single operating segment.  No significant assets are maintained outside of the United Stets of America.

Note 9.     Retirement Plan

The Company has a Profit Sharing/401(k) plan.  Substantially all employees are eligible to participate in the plan once they have attained one year of service, as defined.  Participants may make elective contributions, as provided.  The Company provides discretionary contributions on behalf of all participants.  The Company contributed approximately $100,000 for the eleven months ended August 31, 2003.

Note 10.     Commitments and Contingencies

Leases:  The Company leases a warehouse and office facilities under noncancellable operating lease agreements.

Total rent expense under the lease agreements for the eleven months ended August 31, 2003 amounted to approximately $868,000.

9

Approximate future minimum lease payments under the agreements are as follows:

Year Ending August 31,

2004	$696,000
2005	710,000
2006	490,000
2007	163,000

$2,059,000

Certain of the agreements contain provisions for additional rent based upon increases in the operating costs of the premises and the Consumer Price Index.

Contingencies:  At August 31, 2003, the Company had outstanding letters of credit of $2,666,000.

10

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

          We are providing the following unaudited pro forma consolidated financial statements to provide a picture of what the results of operations and the financial position of the combined businesses of Nitches, Inc. (“Nitches”) and Designer Intimates, Inc. might have looked like had the transaction occurred on September 1, 2004 for statement of operations purposes and August 31, 2005 for balance sheet purposes.  This information is provided for illustrative purposes only and is not necessarily indicative of what the results of operations or financial position of Nitches would have been if the transaction actually occurred on the dates assumed.  In addition, this information is not necessarily indicative of what Nitches future consolidated operating results or consolidated financial position will be.

          These unaudited pro forma consolidated financial statements are based upon the respective historical consolidated financial statements of the companies and should be read in conjunction with the historical consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the reports and other information that Nitches has on file with the SEC and are filing as an exhibit herein for Designer Intimates, Inc. For fiscal years 2003, 2004, and 2005 Nitches has included the unaudited consolidated financial statements of Designer Intimates in the notes to the financial statements in all periodic reports on file with the SEC.

PRO FORMA CONSOLIDATED BALANCE SHEETS
August 31, 2005
(amounts in thousands, except per share data)

	Nitches, Inc Historical	Designer Intimates Historical	Pro Forma Adjustments		Pro Forma Adjusted

ASSETS
Current assets:
Cash	$192	$111	$—		$303

Receivables:
Accounts receivable, net	1,091	73	—		1,164
Due from affiliates and employees	11	—	—		11

Total receivables	1,102	73	—		1,175
Refundable income taxes	212	—	—		212
Inventories	4,582	1,837	358	(1)	6,777
Deferred income taxes, current	867	100	—		967
Other current assets	302	89	—		391

Total current assets	7,257	2,210	358		9,825
Property and equipment, net	38	323	—		361
Goodwill & Intangibles, net	—	2,548	(2,548)	(2)	—
			4,362	(3)	4,362
Deferred income taxes, non-current	10	100	—		110
Other assets	17	62	—		79

Total assets	$7,322	$5,243	$2,172		$14,737

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,276	$4,743	$—		$7,019
Accrued expenses	640	953	—		1,593
Income taxes payable	—	65	—		65

Total current liabilities	2,916	5,761			8,677
Long term liabilities:
Loss on equity investment	146	—	(146)	(4)	—
Shareholders’ equity:
Preferred stock, par value $100; 25,000,000 shares authorized, 8,820 shares issued and outstanding	—	—	882	(5)	882
Common stock, no par value; 50,000,000 shares			(3)	(6)
authorized, 1,351,169 shares issued and outstanding	1,495	3	918	(7)	2,413
Additional paid-in capital	—	500	(500)	(6)	—
Retained earnings	2,765	(1,021)	1,021	(6)	2,765

Total shareholders’ equity	4,260	(518)	2,318		6,060

Total liabilities and shareholders’ equity	$7,322	$5,243	$2,172		$14,737

Book Value per share:
Basic	$3.64				$4.49
Diluted	$3.64				$4.49
Weighted average number of common shares
Basic	1,171		180	(7)	1,351
Diluted	1,171		180	(7)	1,351

See accompanying notes to pro forma consolidated financial information

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended August 31, 2005
(amounts in thousands, except per share data)

	Nitches, Inc Historical	Designer Intimates Historical	Pro Forma Adjustments		Pro Forma Adjusted

Net sales	$26,320	$45,679	$—		$71,999
Cost of goods sold	20,534	36,254	358	(1)	57,146

Gross profit	5,786	9,425	(358)		14,853
Selling, general and administrative	8,175	9,399	179	(2)	17,574
			(179)	(3)
				(4)

Income (loss) from operations	(2,389)	26	(358)		(2,721)
Other income	460	—	—		460
Interest expense	(102)	(254)	—		(356)
Loss from equity investment	(64)	—	64	(5)	—

Net loss before tax benefit	(2,095)	(228)	(294)		(2,617)
Income tax benefit	894	—	115	(6)	1,009

Net loss	$(1,201)	$(228)	$(179)		$(1,608)

Earnings per share:
Basic	$(1.03)				$(1.19)

Diluted	$(1.03)				$(1.19)

Weighted average number of common shares
Basic	1,171		180	(7)	1,351
Diluted	1,171		180	(7)	1,351

See accompanying notes to pro forma consolidated financial information

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Adjustments to the Pro Forma Consolidated Balance Sheet

          The following adjustments set forth in the Unaudited Pro Forma Consolidated Balance Sheet reflect the estimated impact of the events that are directly attributable to the purchase of the remaining outstanding shares of Designer Intimates, Inc. by Nitches:

          (1) To reflect an adjustment to increase the inventories of Designer Intimates, Inc. to fair market value pursuant to the purchase method of accounting.

          (2) To eliminate Designer Intimates, Inc. historical Goodwill and Intangible assets pursuant to the purchase method of accounting.

          (3) To reflect Goodwill and Intangible assets arising from the transaction. The transaction will be accounted for using the purchase method of accounting. The excess purchase price is expected to be be allocated to (i) trademarks that are not expected to be subject to amortization because of their indefinite life, (ii) goodwill that will not be subject to amortization but will be subject to yearly evaluation, (iii) and licenses, among others, that will be subject to amortization based on the estimated useful life of the licenses. A final determination of the fair values of assets and liabilities acquired will be made after all available evidence has been obtained to reliably estimate those values.

          (4) To eliminate Nitches’ historical 28% equity investment in Designer Intimates, Inc.

          (5) To reflect the issuance of 8,820 shares of Series A Preferred Stock, par value $100.00, by Nitches which was used as partial payment for the remaining outstanding shares of Designer Intimates, Inc.

          (6) To eliminate Designer Intimates’ historical Common Stock, Additional Paid-in Capital, and Accumulated Deficit.

          (7) To reflect the issuance of 180,000 shares of Nitches Common Stock at a fair market value of $5.10 which was used as partial payment for the remaining outstanding shares of Designer Intimates, Inc.

Adjustments to the Pro Forma Consolidated Statement of Operations

          The following adjustments set forth in the Pro Forma Consolidated Statement of Operations reflect the estimated impact of the events that are directly attributable to the purchase of the remaining outstanding shares of Designer Intimates, Inc. by Nitches:

          (1) To reflect the increase in cost of goods sold due to adjusting the inventories of Designer Intimates, Inc. to fair market value.

          (2) To eliminate management fees charged to Designer Intimates, Inc. by Nitches.

          (3) To eliminate management fees charged to Designer Intimates, Inc. by Nitches.

          (4) It is expected that upon completion of the allocation of the purchase price to the fair value of assets acquired and liabilities assumed, certain intangible assets will be separable from goodwill and valued resulting in future amortization expense. The amount of the amortization expense will be determined in due course and is not expected to be material based on preliminary allocation estimates.

          (5) To eliminate Nitches loss from its equity investment in Designer Intimates, Inc. for the fiscal year ended August 31, 2005.

          (6) To reflect the income tax effect of certain pro forma adjustments using an estimated 39% combined tax rate for federal and state income taxes.

          (7) To reflect the issuance of 180,000 shares of Nitches Common Stock which was used as partial payment for the remaining outstanding shares of Designer Intimates, Inc.

Exhibit Index

Exhibit No.	Description

2.1	Designer Intimates, Inc. Stock Sale and Purchase Agreement dated October 24, 2005